EXHIBIT 99.1

Crescent Financial Corporation Announces Financial Results for Q4 and Year Ended December 31, 2007

CARY, N.C., Jan. 18, 2008 (PRIME NEWSWIRE) -- Crescent Financial Corporation (Nasdaq:CRFN), parent company of Crescent State Bank in Cary, North Carolina, today announced unaudited net income for the year ended December 31, 2007, of $6,248,800 or $0.65 per diluted share compared with $4,904,000 or $0.64 per diluted share for the year ended December 31, 2006. All financial results for 2006 have been adjusted to reflect the 11-for-10 stock split paid in May 2007. While net income increased by 27%, the increase in earnings per share was not comparable due to 2,675,000 shares, adjusted for the stock split, issued in connection with the acquisition of Port City Capital Bank in August 2006. The increase in net income for 2007 was primarily attributable to strong earning asset growth over the past twelve month period.

Average earning assets for 2007 increased by approximately $224.2 million to $716.0 million compared to $491.8 million for 2006. Growth in earning assets resulted in a 50% increase in interest income changing from $36.7 million for the prior year to $54.9 million for 2007. The associated growth in interest-bearing liabilities and increases in the cost of funds resulted in a 64% rise in interest expense. Interest expense on deposits and borrowings increased to $28.2 million from $17.3 million for the prior year. Net interest income before loan loss provision increased by 37% to $26.7 million from $19.4 million. The provision for loan losses increased by 70% to $1.7 million as of December 31, 2007, from $991,000. Although non-interest income was flat for the comparative periods at $2.6 million, the Company experienced increases in service charges and fees on deposit accounts and other customer service fees. Results were impacted by a decline in mortgage loan origination revenue and losses sustained on the disposal of other real estate owned. Non-interest expenses increased by 27% from $13.4 million to $17.8 million primarily in the areas of personnel, occupancy and data processing expenses. The 2006 results included only four months of non-interest expenses attributable to our Wilmington operations as the acquisition of Port City Capital Bank occurred on August 31, 2006.

Unaudited net income for the three-month period ended December 31, 2007, was $1,772,000 or $0.19 per diluted share compared with $1,643,000 or $.18 per diluted share for the three-month period ended December 31, 2006. In comparing results for the two quarterly periods, net income increased by 8%, net interest income increased by 13%, non-interest income declined by 7% and non-interest expenses increased by 15%. The loan loss provision was $337,000 for the current three-month period compared to $374,000 for the prior year period.

Crescent Financial Corporation reported total assets on December 31, 2007, of $835.5 million reflecting a 20% increase over total assets of $697.9 million on December 31, 2006. Total net loans increased by 23% from $542.9 million to $667.6 million, total deposits increased 12% from $541.9 million to $605.4 million and total stockholders' equity grew by 10% from $83.0 million to $91.7 million.

Mike Carlton, President and CEO, stated, "We are pleased to be able to report to our shareholders the significant increases in both balance sheet and net income over the past twelve months despite an extremely challenging climate for the banking industry as a whole. During the year, we further expanded the infrastructure within the organization, completed the conversion of Port City Capital Bank into Crescent and opened new offices in Garner and Knightdale. These strategic accomplishments are a direct reflection of the continued plan and commitment to build a top-performing financial institution.

"Many of the challenges the banking industry faced in 2007 will continue on into 2008. The narrowing of the net interest margin, slowing national economy, exposure to sub prime mortgages and credit deterioration are just a few examples of volatility within the industry. Fortunately for Crescent, we operate in some of the best markets within the Southeast, have a very clean credit portfolio relative to our peers and have no exposure to the sub prime sector within the lending or investment securities portfolios.

"As we move into 2008 and beyond we remain committed to further expansion of the franchise. We anticipate opening a new office in Wilmington in the second quarter, and two additional offices in Raleigh before year end. Through our existing twelve branch network and other identified locations, we are well positioned for further successes."

Crescent State Bank is a state chartered bank operating twelve banking offices in Cary (2), Apex, Clayton, Holly Springs, Southern Pines, Pinehurst, Sanford, Garner, Raleigh, Wilmington and Knightdale, North Carolina and one loan production office in Raleigh, North Carolina. Crescent Financial Corporation stock can be found on the NASDAQ Global Market trading under the symbol CRFN. Investors can access additional corporate information, product descriptions and online services through the Bank's website at www.crescentstatebank.com.

Information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Crescent Financial Corporation's recent filings with the Securities Exchange Commission, including but not limited to its Annual Report on Form 10-K and its other periodic reports.

 Crescent Financial Corporation
 Consolidated Balance Sheet
 (Amounts in thousands except share and per share data)
 (Unaudited)

                  Dec. 31,  Sept. 30,   June 30,   March 31,  Dec. 31,
                    2007       2007       2007       2007      2006 (a)
                 ---------  ---------  ---------  ---------  ---------
 ASSETS
 Cash and due
  from banks     $  12,048  $  13,127  $  14,350  $  12,731  $  14,295
 Interest earning
  deposits with
  banks                212        365      1,021        209        763
 Federal funds
  sold                  97      4,054     16,664     13,158         92
 Investment
  securities
  available for
  sale at fair
  value             90,758     89,799     88,240     86,360     84,723
 Loans             675,916    651,652    608,318    586,148    549,819
 Allowance for
  loan losses       (8,273)    (8,190)    (7,536)    (7,277)    (6,945)
                 ---------  ---------  ---------  ---------  ---------
    Net Loans      667,643    643,462    600,782    578,871    542,874
 Accrued interest
  receivable         3,762      3,721      3,422      3,263      3,046
 Federal Home Loan
  Bank stock         6,791      6,566      4,271      4,181      3,583
 Bank premises and
  equipment          8,094      6,921      6,923      6,710      5,908
 Investment in
  life insurance     9,123      9,035      8,947      8,858      5,683
 Goodwill           30,233     30,233     30,233     30,225     30,225
 Other assets        6,779      6,968      7,369      6,911      6,717
                 ---------  ---------  ---------  ---------  ---------
    Total Assets $ 835,540  $ 814,251  $ 782,222  $ 751,477  $ 697,909
                 =========  =========  =========  =========  =========

 LIABILITIES AND
  STOCKHOLDERS'
  EQUITY
 LIABILITIES
 Deposits
  Demand         $  69,368  $  72,653  $  81,181  $  74,127  $  70,420
  Savings          110,516    122,359    101,429     95,744     78,379
  Money market
   and NOW          80,316     88,295     97,146    101,088     97,343
  Time             345,231    312,320    338,057    319,050    295,739
                 ---------  ---------  ---------  ---------  ---------
    Total
     Deposits      605,431    595,627    617,813    590,009    541,881

 Short-term
  borrowings        13,755     10,000         --     18,000     24,451
 Long-term debt    121,248    116,248     75,248     55,248     45,248
 Accrued expenses
  and other
  liabilities        3,447      3,273      3,118      3,179      3,295
                 ---------  ---------  ---------  ---------  ---------
    Total
     Liabilities   743,881    725,148    696,179    666,436    614,875

 STOCKHOLDERS'
  EQUITY
 Common stock        9,405      9,336      9,187      8,302      8,265
 Additional paid-
  in capital        73,596     73,394     72,554     62,832     62,659
 Retained earnings   8,620      6,847      5,285     14,076     12,611
 Accumulated other
  comprehensive
  loss                  38       (474)      (983)      (169)      (501)
                 ---------  ---------  ---------  ---------  ---------
    Total
     Stockholders'
     Equity         91,659     89,103     86,043     85,041     83,034

    Total Liabili-
     ties and
     Stockholders'
     Equity      $ 835,540  $ 814,251  $ 782,222  $ 751,477  $ 697,909
                 =========  =========  =========  =========  =========
    Ending shares
     out-
     standing(b) 9,404,579  9,335,755  9,187,468  9,132,055  9,091,650
    Book value
     per share   $    9.75  $    9.54  $    9.37  $    9.31  $    9.13
    Tangible book
     value per
     share       $    6.42  $    6.19  $    5.95  $    5.87  $    5.67

 Crescent Financial Corporation
 Consolidated Income Statements
 (Amounts in thousands except share and per share data)
 (Unaudited)
                                                 For the year ended
                                                     December 31,
                                               -----------------------
                                                  2007        2006 (a)
                                               ---------     ---------
 INTEREST INCOME
 Loans                                         $  50,022     $  33,094
 Investment securities available for sale          4,454         3,303
 Fed funds sold and other interest                   396           310
                                               ---------     ---------
    Total Interest Income                         54,872        36,707
                                               ---------     ---------
 INTEREST EXPENSE
 Deposits                                         23,429        14,207
 Short-term borrowings                               830           844
 Long-term debt                                    3,958         2,206
                                               ---------     ---------
    Total Interest Expense                        28,217        17,257
                                               ---------     ---------
    Net Interest Income                           26,655        19,450
 Provision for loan losses                         1,684           991
                                               ---------     ---------
    Net interest income after
     provision for loan losses                    24,971        18,459
                                               ---------     ---------
 Non-interest income
  Mortgage loan origination income                   512           642
  Service charges and fees on deposit accounts     1,360         1,287
  Gain/loss on sale of securities                     --            --
  Gain/(loss) on disposal of assets                  (66)            3
  Other                                              815           680
                                               ---------     ---------

   Total non-interest income                       2,621         2,612

 Non-interest expense
  Salaries and employee benefits                   9,875         7,307
  Occupancy and equipment                          2,296         2,018
  Data processing                                  1,056           834
  Other                                            4,596         3,228
                                               ---------     ---------
    Total non-interest expense                    17,823        13,387
                                               ---------     ---------
    Income before income taxes                     9,769         7,684

 Income taxes                                      3,520         2,780
                                               ---------     ---------
    Net income                                 $   6,249     $   4,904
                                               =========     =========

 NET INCOME PER COMMON SHARE (b)
  Basic                                        $    0.68     $    0.67
                                               =========     =========
  Diluted                                      $    0.65     $    0.64
                                               =========     =========
 WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING (b)
   Basic                                       9,211,779     7,281,016
                                               =========     =========
   Diluted                                     9,635,694     7,614,807
                                               =========     =========

    Return on average assets                        0.80%         0.93%
    Return on average equity                        7.15%         8.72%
    Net interest margin                             3.72%         3.95%
    Allowance for loan losses to avg loans          1.22%         1.26%
    Nonperforming loans to total loans              0.40%         0.02%
    Nonperforming assets to total assets            0.36%         0.03%

                           For the three-month period ended
                 -----------------------------------------------------
                  Dec. 31,   Sept. 30,  June 30,   March 31,  Dec. 31,
                    2007       2007       2007       2007       2006
                 ---------  ---------  ---------  ---------  ---------
 INTEREST INCOME
 Loans           $  13,249  $  12,867  $  12,331  $  11,575  $  11,125
 Investment
  securities
  available for
  sale               1,155      1,142      1,096      1,061      1,038
 Fed funds sold
  and other
  interest              14         86        175        121        125
                 ---------  ---------  ---------  ---------  ---------
   Total Interest
    Income          14,418     14,095     13,602     12,757     12,288
                 ---------  ---------  ---------  ---------  ---------
 INTEREST EXPENSE
 Deposits            5,782      6,121      5,965      5,561      5,161
 Short-term
  borrowings           182        149        209        290        234
 Long-term debt      1,421      1,016        859        662        649
                 ---------  ---------  ---------  ---------  ---------
   Total Interest
    Expense          7,385      7,286      7,033      6,513      6,044
                 ---------  ---------  ---------  ---------  ---------
   Net Interest
    Income           7,033      6,809      6,569      6,244      6,244
 Provision for
  loan losses          337        666        322        359        374
                 ---------  ---------  ---------  ---------  ---------
   Net interest
    income after
    provision for
    loan losses      6,696      6,143      6,247      5,885      5,870
                 ---------  ---------  ---------  ---------  ---------
 Non-interest
  income
   Mortgage loan
    origination
    income             116        146        135        115        138
   Service charges
    and fees on
    deposit
    accounts           355        336        322        348        341
   Gain/loss on
    sale of
    securities          --         --         --         --         --
   Gain/(loss) on
    disposal of
    assets             (65)        --         --         (1)         3
   Other               249        209        190        167        219
                 ---------  ---------  ---------  ---------  ---------
   Total non-
    interest
    income             655        690        647        629        701

 Non-interest
  expense
   Salaries and
    employee
    benefits         2,460      2,476      2,535      2,404      2,169
   Occupancy and
    equipment          602        582        564        548        547
   Data processing     261        278        257        261        260
   Other             1,254      1,066      1,267      1,007      1,003
                 ---------  ---------  ---------  ---------  ---------
    Total non-
     interest
     expense         4,577      4,402      4,623      4,220      3,979
                 ---------  ---------  ---------  ---------  ---------
    Income before
     income taxes    2,774      2,431      2,271      2,294      2,592

 Income taxes        1,002        868        823        828        949
                 ---------  ---------  ---------  ---------  ---------
    Net income   $   1,772  $   1,563  $   1,448  $   1,466  $   1,643
                 =========  =========  =========  =========  =========

 NET INCOME PER
  COMMON SHARE (b)
   Basic         $    0.19  $    0.17  $    0.16  $    0.16  $    0.18
                 =========  =========  =========  =========  =========
   Diluted       $    0.18  $    0.16  $    0.15  $    0.15  $    0.17
                 =========  =========  =========  =========  =========

 WEIGHTED AVERAGE
  COMMON SHARES
  OUTSTANDING (b)
   Basic         9,363,700  9,246,318  9,140,356  9,093,392  9,074,681
                 =========  =========  =========  =========  =========
   Diluted       9,678,862  9,642,429  9,626,134  9,611,833  9,566,909
                 =========  =========  =========  =========  =========

  Return on
   average assets     0.85%      0.79%      0.76%      0.82%      0.95%
  Return on
   average equity     7.73%      7.04%      6.73%      7.06%      7.90%
  Net interest
   margin             3.64%      3.72%      3.73%      3.81%      3.92%
  Allowance for
   loan losses to
   avg loans          1.22%      1.26%      1.24%      1.24%      1.26%
  Nonperforming
   loans to total
   loans              0.40%      0.22%      0.10%      0.10%      0.02%
  Nonperforming
   assets to
   total assets       0.36%      0.21%      0.09%      0.10%      0.03%

 (a) Derived from audited consolidated financial statements.

 (b) Adjusted, where applicable, for the 11-for-10 stock split declared on April 18, 2007 to be paid on May 22, 2007 to
     stockholders of record on May 11, 2007.

CONTACT:  Crescent Financial Corporation
          Michael G. Carlton, President and CEO
          Bruce W. Elder, Vice President
          (919) 460-7770